UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 13, 2019
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 13, 2019, the Board of Directors of tZERO Group, Inc. (“tZERO”), an indirect majority-owned subsidiary of Overstock.com, Inc. (“Overstock”), approved an amendment (the "Amendment") of the tZERO Group, Inc. 2017 Equity Incentive Plan (as amended, the “Plan”). Overstock indirectly owns a majority of the outstanding common stock of tZERO. Overstock owns its interest in tZERO through Overstock’s wholly-owned subsidiary Medici Ventures, Inc.

The Amendment amends the Plan to allow an additional six million shares of tZERO's common stock to be allocated under the Plan, increasing the number of tZERO shares from six million to twelve million. The Amendment also gives the tZERO board of directors the ability to grant up to one million tokens under the Plan.

Certain current and former officers and directors of Overstock are eligible to participate in the Plan, including Saum Noursalehi, Overstock's former director and current Chief Executive Officer of tZERO, and Amit Goyal, Overstock's former Senior Vice President of Software Engineering and current Chief Technology Officer of tZERO.

The foregoing description of the Plan is subject to, and qualified in its entirety by, the full text of the Plan, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished with this report:

10.1	tZERO Group, Inc. 2017 Equity Incentive Plan, adopted December 24, 2017, as amended through May 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	May 17, 2019